Exhibit 99.3

 Table of Contents

 PersonalizationMall.com, LLC

Special Purpose Statement of Revenues and Direct Expenses

for the three months ending May 30, 2020

Financial Statement	Pages
Special Purpose Statement of Revenues and Direct Expenses	2
Notes to Special Purpose Statement of Revenues and Direct Expenses	3

PersonalizationMall.com, LLC

Special Purpose Statement of Revenues and Direct Expenses

for the three months ending May 30, 2020

Three Months Ended
May 30, 2020
(in thousands)

Net revenues	$7,608
Cost of revenues	4,965
Gross profit	2,643
Direct expenses:
Marketing and sales	7,167
Technology and development	285
General and administrative	1,748
Depreciation and amortization	1,115
Total direct expenses	10,315

Revenues less direct expenses	$(7,672)

The accompanying notes are an integral part of this financial statement.

Notes to Special Purpose Statement of Revenues and Direct Expenses

Note 1 – Description of Business and Basis of Presentation

Description of Business

PersonalizationMall.com, LLC (“The Company” or “PersonalizationMall”) is a leading ecommerce provider of personalized products. The Company’s product offerings include a wide variety of personalization processes such as sublimation, embroidery, digital printing, engraving and sandblasting, while providing an industry-leading customer experience based on a fully integrated business platform that includes a highly automated personalization process and rapid order fulfillment.

On February 14, 2020, 1-800-Flowers.com, Inc., 800-Flowers, Inc., a wholly-owned subsidiary of 1-800-Flowers.com, Inc. (the “Purchaser”), Personalization Mall, and Bed Bath & Beyond Inc. (“Seller”), entered into an Equity Purchase Agreement (the “Purchase Agreement”) pursuant to which Seller agreed to sell to the Purchaser, and the Purchaser agreed to purchase from Seller, all of the issued and outstanding membership interests of Personalization Mall for $252.0 million in cash (subject to certain working capital and other adjustments).  On July 20, 2020, Buyer, Personalization Mall, and Seller entered into an amendment (the “Amendment”) to the Purchase Agreement to, among other things, amend the purchase price to $245 million (subject to certain working capital and other adjustments).  The transaction closed on August 3, 2020 (the “Acquisition Date”).

The Purchase Agreement and Amendment contain customary representations, warranties and covenants by the Purchaser, Personalization Mall, and Seller, and an indemnity by Seller for certain specified matters and pre-closing taxes. The closing of the transaction was subject to customary closing conditions, including applicable regulatory approvals. The Purchase Agreement includes covenants relating to the negotiation of a commercial selling agreement with respect to the ongoing provision of certain Personalization Mall products and services to Seller, and, a transition services agreement whereby Seller would provide certain post-closing services to Personalization Mall for a limited time period.

Basis of Presentation

This special purpose financial statement of revenues and direct expenses has been prepared for the three months ended May 30, 2020 (“financial statement”), and has been derived from the historical accounting records of the Company. The financial statement does not represent revenues and direct expenses as if the Company had operated as a separate, stand-alone entity during the period presented. In addition, the financial statement is not meant to be indicative of results of operations of the Company going forward as a result of future changes in its operations and the omission of various operating expenses.

All significant intracompany balances and transactions have been eliminated.

The revenues included in the accompanying financial statement represent revenues directly attributable to the Company. The costs and expenses included in the accompanying financial statement were incurred by the Company and include direct and allocated costs and expenses related to PersonalizationMall. The allocated costs and expenses (including, among other items, outbound shipping expenses, employee benefits, utilities and insurance costs) were allocated to PersonalizationMall by Seller based on direct usage or benefit where identifiable, with the remainder allocated on a pro rata basis of relevant measures. The Company considers the expense allocation methodology and results to be reasonable for the period presented.

The financial statement does not include expenses not directly associated with the Company’s business, such as corporate overhead expenses (legal, treasury and certain other back-office functions), interest expense and income taxes

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the financial statement in accordance with GAAP requires management to make estimates and assumptions that may affect the reported amounts of revenues, direct expenses and related disclosures during the period being presented. Management bases its estimates on historical experience and various other assumptions it believes to be reasonable. Components of this financial statement particularly subject to estimation include the allocation of certain direct expenses. Actual results may differ from management’s estimates.

Revenue Recognition

Net revenue is measured based on the amount of consideration that we expect to receive, reduced by discounts and estimates for credits and returns (calculated based upon previous experience and management’s evaluation). Service and outbound shipping charged to customers are recognized at the time the related merchandise revenues are recognized and are included in net revenues. Inbound and outbound shipping and delivery costs are included in cost of revenues. Net revenues exclude sales and other similar taxes collected from customers.

Our revenue generating activities consist primarily of E-commerce revenues derived from consumer products sold through our online and telephonic channels. Revenue is recognized when control of the merchandise is transferred to the customer, which generally occurs upon shipment. Payment is typically due prior to the date of shipment.

Concentration of Credit Risk

Concentration of credit risk, with respect to accounts receivable is limited due to the Company’s large number of customers and their dispersion throughout the United States, and the fact that a substantial portion of receivables are related to balances owed by major credit card companies.

Cost of Revenues

Cost of revenues consists primarily of the cost of merchandise sold from inventory or through third parties, and associated costs, including inbound and outbound shipping charges. Additionally, cost of revenues includes labor and facility costs related to manufacturing and production operations.

Marketing and Sales

Marketing and sales expense consists primarily of advertising expenses, online portal and search expenses, and customer service center expenses, as well as the operating expenses of the Company’s departments engaged in marketing, selling and merchandising activities.

The Company expenses all advertising costs at the time the advertisement is first shown.

Technology and Development

Technology and development expense consists primarily of payroll and operating expenses of the Company’s information technology group, costs associated with its websites, including hosting, content development and maintenance and support costs related to the Company’s order entry, customer service, fulfillment and database systems. Costs associated with the acquisition or development of software for internal use are capitalized if the software is expected to have a useful life beyond one year and amortized over the software’s useful life, typically three to seven years. Costs associated with repair maintenance or the development of website content are expensed as incurred, as the useful lives of such software modifications are less than one year.

Lease expense

During the three months ending May 30, 2020, the Company leased two primary facility locations which were used for production, warehouse and administrative purposes, with terms through fiscal 2031. These lease agreements contain renewal options and rent escalation clauses and require the Company to pay real estate taxes, insurance, common area maintenance and operating expenses applicable to the leased properties. The Company accounts for its leases in accordance with ASC 842. At contract inception, the Company determines whether a contract is, or contains, a lease by determining whether it conveys the right to control the use of the identified asset for a period of time, by assessing whether we have the right to obtain substantially all of the economic benefits from use of the identified asset, and the right to direct the use of the identified asset.

The Company recognizes expense for its operating leases on a straight-line basis over the lease term.

Depreciation expense

Depreciation expense is computed using the straight-line method over the assets’ estimated useful lives. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the estimated useful lives and the initial lease terms. The Company capitalizes certain internal and external costs incurred to acquire or develop internal-use software. Capitalized software costs are amortized on a straight-line basis over the estimated useful life of the software. Estimated useful lives are periodically reviewed, and where appropriate, changes are made prospectively.

The Company’s property, plant and equipment are depreciated using the following estimated lives:

Estimated useful lives
(in years)

Leasehold improvements	8-12
Production equipment	3-20
Furniture and fixtures	7
Computer and telecommunication equipment	5
Software	5

Property, plant and equipment are reviewed for impairment whenever changes in circumstances or events may indicate that the carrying amounts are not recoverable. There were no impairments recorded during the period.

Amortization of intangible assets

Definite-lived intangible assets were fully amortized prior to the beginning of the period, and as such, there was no amortization during the three months ended May 30, 2020. There were no goodwill and intangible asset impairments recorded during the period.

Recently Issued Accounting Pronouncements – Not Yet Adopted

Financial Instruments – Measurement of Credit Losses. In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 introduces a new forward-looking “expected loss” approach, to estimate credit losses on most financial assets and certain other instruments, including trade receivables. The estimate of expected credit losses will require entities to incorporate considerations of historical information, current information and reasonable and supportable forecasts. This ASU also expands the disclosure requirements to enable users of financial statements to understand the entity’s assumptions, models and methods for estimating expected credit losses. The Company does not expect the adoption of this guidance to have a material effect on its financial statement.

Goodwill – Impairment Test. In January 2017, the FASB issued ASU No. 2017-04, "Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment," which eliminates Step 2 from the goodwill impairment test. Under ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit. The Company does not expect the standard to have a material impact on its  financial statements.

Note 3 - Employee Retirement Plans

Subsequent to the Acquisition Date, the Company’s employees were eligible to participate in the 401(k) Profit Sharing Plan of a subsidiary of 1-800-Flowers.com, Inc. All employees who have attained the age of 21 are eligible to participate upon completion of one month of service. Participants may elect to make voluntary contributions to the 401(k) plan in amounts not exceeding federal guidelines. Prior to the Date of Acquisition, employees of the Company participated in a 401(k) plan sponsored by the Seller. The Company contributed less than $0.1 million during the three months ended May 30, 2020.

Note 4 - COVID-19

On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act was signed into law. The CARES Act provides a substantial stimulus and assistance package intended to address the impact of the pandemic of the novel strain of coronavirus (“COVID-19”), including tax relief and government loans, grants and investments. The CARES Act did not have a material impact on the Company’s financial statement as of August 3, 2020.

In response to the global pandemic, the Company has taken actions to ensure employee safety and business continuity, informed by the guidelines set forth by local, state and federal government and health officials. As of the Acquisition Date, PersonalizationMall has followed 1-800-Flowers.com, Inc.’s “Pandemic Preparedness and Response Plan,” which established an internal “nerve center” to allow for communication and coordination, including workstream teams to promote workforce protection and supply chain management, and dedicating resources to support our customers and vendors.

The COVID-19 pandemic has affected, and will continue to affect, the Company’s operations and financial results for the foreseeable future. As a result of governmental and regulatory requirements, the Company closed its facilities and temporarily ceased production and fulfillment operations between March 21, 2020 and May 4, 2020. Facilities were re-opened on a limited basis on May 5, 2020, operating at approximately 25% of capacity, as the Company implemented required social distancing and related employee protection measures. Operations were able to return to full capacity, in compliance with applicable safety protocols, by June 8, 2020. Sales were negatively impacted during the closure period and continuing through June 20, 2020, by which time the Company was able to fulfill its order backlog and resume marketing activities. Subsequent to June 20, 2020 the Company has been seeing strong e-commerce demand as customers increasingly turn to the brand’s product offerings to help them remain connected and express themselves during a very difficult time.

The Company is closely monitoring the impact of COVID-19 on its business, including how it will affect its customers, workforce, suppliers, vendors, and production and distribution channels, as well as its financial statements. The extent to which COVID-19 impacts the Company’s business and financial results will depend on numerous evolving factors, including, but not limited to: the magnitude and duration of COVID-19, the extent to which it will impact macroeconomic conditions, including interest rates, employment rates and consumer confidence, the speed of the anticipated recovery, and governmental, business and individual consumer reactions to the pandemic. The Company assessed certain accounting matters that generally require consideration of forecasted financial information in context with the information reasonably available to the Company and the unknown future impacts of COVID-19 as of August 3, 2020 and through the date of this report. The accounting matters assessed included, but were not limited to, the Company’s allowance for doubtful accounts and credit losses, inventory and related reserves and the carrying value of goodwill and other long-lived assets. While there was not a material impact to the Company’s financial statement as of August 3, 2020, the Company’s future assessment of these factors and the evolving factors described above, could result in material impacts to the Company’s financial statements in future reporting periods.

Note 5 - Commitments and Contingencies

Litigation

There are various claims, lawsuits, and pending actions against the Company incident to the operations of its business. It is the opinion of management, after consultation with counsel, that the final resolution of such claims, lawsuits and pending actions will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

Note 6 - Subsequent Events

Management has evaluated subsequent events through October 19, 2020, the date the financial statement was available to be issued. No events, other than the ones described in this financial statement, were identified requiring additional disclosure.

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